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                                                                     Exhibit 5.1



                                The Kroger Co.
                                1014 Vine Street
                                Cincinnati, OH 45202-1100



                                August 4, 1995

Board of Directors
The Kroger Co.
1014 Vine Street
Cincinnati, OH 45202

Ladies and Gentlemen:

I am familiar with the proceedings taken and proposed to be taken by The Kroger Co., an Ohio corporation (the "Company"), in connection with the issuance of up to 10,706,638 shares of the Company's Common Stock, par value $1 per share, and up to 10,706,638 Common Stock Purchase Rights pursuant to the Company's Warrant Dividend Plan in connection with such issuance of Common Stock (the "Securities"). I have acted as counsel to the Company in connection with its preparation of (1) a Registration Statement relating to such issuance of the Securities and the public sale thereof on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"); and (2) the form of Standby Agreement filed as an exhibit to the Registration Statement (the "Standby Agreement"). I have examined the aforementioned documents; the Amended Articles of Incorporation and Regulations of the Company; the corporate minutes of the proceedings of the directors and shareholders of the Company; and, such other records and documents of the Company and such questions of law as I have deemed necessary in order to express the opinions hereinafter set forth.

Based upon the foregoing, when the Registration Statement becomes effective

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under the Act, I am of the opinion that the Securities, when executed, countersigned by the transfer agent, and delivered and paid for in accordance with the terms of the Standby Agreement, will be duly authorized, validly issued, fully paid, and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me in the Registration Statement as having passed upon the validity of the Securities offered thereby on behalf of the Company. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,



                                       (Paul W. Heldman)
                                       Paul W. Heldman
                                       Vice President, Secretary
                                        and General Counsel